Exhibit 99.1

Kinetik Announces Secondary Offering of Common Stock

MIDLAND/HOUSTON, December 11, 2023 – Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) announced today the commencement of an underwritten secondary offering of 6,000,000 shares of its Class A common stock (the “Offering”) by Apache Midstream LLC (the “Selling Stockholder”), a subsidiary of Apache Corporation. Kinetik is not selling any shares of Class A common stock in the Offering and will not receive the proceeds from any sale of shares by the Selling Stockholder. In connection with the Offering, the Selling Stockholder intends to grant to the underwriters a 30-day option to purchase up to an additional 900,000 shares of Kinetik’s Class A common stock. The Offering is subject to market and other conditions, and there can be no assurance as to whether or when the Offering may be completed.

In connection with the Offering, certain of the Company’s officers and directors, including the Chief Executive Officer, have provided an indication of interest in purchasing shares of Class A common stock from the underwriters at the public offering price.

J.P. Morgan, Barclays, RBC Capital Markets, and TD Securities are acting as joint lead book-running managers for the Offering.

The Offering is being made only by means of a prospectus supplement. When available, a copy of the prospectus supplement and the accompanying base prospectus may be obtained from J.P. Morgan at J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-866-803-9204, or by email at prospectus-eq_fi@jpmchase.com; Barclays at Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at (888) 603-5847, or by email at barclaysprospectus@broadridge.com; RBC Capital Markets at RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, New York, New York 10281, by telephone at (877) 822-4089, or by email at equityprospectus@rbccm.com; or TD Securities at TD Securities (USA) LLC, Attention: Equity Capital Markets, 1 Vanderbilt Avenue, New York, NY 10017, by telephone at (855) 495-9846, or by email at TD.ECM_Prospectus@tdsecurities.com.

A registration statement relating to these securities has been filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”). Before investing, prospective

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investors should read the prospectus supplement, accompanying base prospectus and the documents incorporated by reference therein for more complete information about the Company and the Offering. An electronic copy of the prospectus supplement and accompanying base prospectus is available from the U.S. Securities and Exchange Commission’s website at www.sec.gov.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Kinetik Holdings Inc.

Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Midland, Texas and has a significant presence in Houston, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about Kinetik’s future plans, expectations, and objectives for Kinetik’s operations, including statements about strategy, synergies, and future operations, sustainability initiatives, and the Offering. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K

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for the year ended December 31, 2022. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Contacts

Kinetik Investors:	(713) 487-4832 Maddie Wagner (713) 574-4743 Alex Durkee

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